UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   June 1, 2016

MAGELLAN GOLD CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Nevada	_333-174287	27-3566922
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

2010A Harbison Drive # 312, Vacaville, CA  95687
(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code:   (707) 884-3766

______________________________________________________

(Former name or former address, if changed since last report)

___	Written communications pursuant to Rule 425 under the Securities Act
___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 5.02

RESIGNATION AND ELECTION OF DIRECTORS

Resignation

Effective June 1, 2016, John Power resigned as President and Chief Executive Officer of Magellan Gold Corporation, a Nevada corporation (the “Company”).   Mr. Power will continue to serve as a member of the Board of Directors of the Company.

Effective June 1, 2016, W. Pierce Carson will serve as the Company’s President CEO until his successor has been duly elected and qualified.  Mr. Carson’s biographical information can be found in the Company’s Current Report on Form 8-K, filed with the Commission on June 11, 2015.

Carson Agreement

The Company ratified, executed and delivered an Agreement between the Company, on the one hand and W. Pierce Carson on the other hand, pursuant to which Mr. Carson was engaged to serve as President and Chief Executive Officer (the “Carson Agreement”), a copy of which is filed herewith as Exhibit 10.1.

ITEM 7.01

REGULATION FD DISCLOSURE

On June 2, 2016, the Company issued a press release announcing the appointment of W. Pierce Carson as President and Chief Executive Officer of the Company.  A copy of the press release is filed herewith as Exhibit 99.1.

The information in this Current Report on Form 8-K furnished pursuant to Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liability under that section, and they shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing. By filing this Current Report on Form 8-K and furnishing this information pursuant to Item 7.01, The Company makes no admission as to the materiality of any information in this Current Report on Form 8-K, including Exhibit 99.1, that is required to be disclosed solely by Regulation FD.

ITEM 9.01

EXHIBITS

Item	Title

10.1 99.1	Carson Agreement Press Release dated June 2, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Magellan Gold Corporation

Date: June 2, 2016	By: /s/ W. Pierce Carson W. Pierce Carson, President

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